UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2024 (the “Effective Date”), The Dallas Morning News, Inc. (“TDMN”), a Delaware corporation and a wholly-owned subsidiary of DallasNews Corporation, a Texas corporation (the “Company”), entered into an agreement (the “Sale Agreement”) with 2201 Luna Road, LLC, a Texas limited liability company (the “Purchaser”), with respect to the sale of the property located at 3900 Plano Parkway, Plano, Texas 75075, including the building that currently serves as TDMN’s print facility (the “North Plant”) and the surrounding land (collectively, the “North Plant Property”). The Sale Agreement was entered into in connection with the Company’s previously announced streamlining of its print operations and the transfer of such operations to a smaller, leased facility.

The sale price of the North Plant Property is $43,500,000, inclusive of a $1,305,000 earnest money payment (the “Earnest Money”) and an aggregate of $300,000 of nonrefundable deposits. TDMN and the Purchaser have agreed to consummate the transactions contemplated by the Sale Agreement (collectively, the “Sale Transaction”) on or before February 1, 2025.

The Sale Agreement contains representations, warranties, covenants, indemnification provisions and closing conditions that are customary for transactions of this type. The Sale Agreement provides for a customary inspection period ending on January 17, 2025 (the “Inspection Period”), and the Sale Agreement will terminate if, prior to 5:00 p.m. on January 17, 2025, (i) the Purchaser does not deliver to TDMN written notice of its election to proceed with the Sale Transaction or (ii) the Purchaser provides written notice to TDMN that the Purchaser has otherwise determined that it does not desire to purchase the North Plant Property for any reason. In the event the Purchaser does not deliver written notice of termination of the Sale Agreement to TDMN prior to the expiration of the Inspection Period, the Earnest Money will be deemed fully earned by TDMN.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Sale Agreement, on December 16, 2024 (the “License Effective Date”), TDMN and an affiliate of the Purchaser (the “Licensee”) entered into a short-term license (the “License Agreement”), pursuant to which TDMN granted to the Licensee a license to occupy a portion of the North Plant for storage purposes for a term lasting from the License Effective Date until the earliest of (i) TDMN’s termination of the License Agreement upon 30 days’ notice, (ii) the termination of the Sale Agreement and (iii) the consummation of the Sale Transaction. Furthermore, TDMN and the Purchaser have agreed to enter into a short-term lease agreement (the “Lease”) that would allow TDMN to continue to occupy and use a portion of the North Plant for an initial term of three months following the closing of the Sale Transaction, with TDMN having the option to extend the term of the Lease for up to two successive terms of one month each.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated December 16, 2024, by and between The Dallas Morning News, Inc. and 2201 Luna Road, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2024	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer